Exhibit 99.1

Wireless Telecom Group INC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696 Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES

FOURTH QUARTER AND YEAR-END 2021 FINANCIAL RESULTS

NEWS RELEASE

Highlights for the year ended December 31, 2021:

●	Net revenues of $49.2 million, an increase of 18.0% compared to the same period last year
●	Gross Profit of $25.1 million, or 50.9% of net revenue, an increase of $4.1 million or 19.6% compared to the same period last year
●	Net income of $1.5 million, compared to a net loss of $8.1 million for the same period last year
●	Non-GAAP Adjusted EBITDA of $3.7 million, compared to Non-GAAP Adjusted EBITDA of $1.8 million for the same period last year
●	Cash provided by operations of $4.6 million, compared to $3.0 million for the same period last year
●	Excluding Microlab, backlog at December 31, 2021, was $9.2 million, a $2.1 million, or 30.4% year-over-year increase

Highlights for the quarter ended December 31, 2021:

●	Signed an agreement for the sale of Microlab to RF Industries on December 16, 2021 for $24.25 million which subsequently closed on March 1, 2022
●	Net revenues of $13.1 million, an increase of 26.4% compared to the same period last year
●	Gross Profit of $6.5 million, or 49.5% of net revenue
●	Net income of $384,000, which includes a $614,000 gain related to the adjustment of the Holzworth earn-out
●	Non-GAAP Adjusted EBITDA of $1.0 million, compared to $603,000 for the same period last year

March 17, 2022

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE American: WTT) (the “Company”) announced today results for the three months and twelve months ended December 31, 2021.

Tim Whelan, CEO of Wireless Telecom Group, Inc. stated, “2021 was a transformative year for Wireless Telecom Group, reflecting strong execution by our global team members, the success of our CommAgility and Holzworth acquisitions, and improving global demand for our products and services. Capitalizing on the positive momentum underway across our business and end markets, on December 17, 2021, we announced the sale of our RF Components business, which closed on March 1, 2022. As a result, we have successfully transitioned our business model to focus on high-growth specialized 5G software and test and measurement solutions primarily related to the semiconductor, satellite, quantum computing, aerospace and defense sectors.”

Mr. Whelan continued, “We enter 2022 from a position of strength as we benefit from a streamlined business model, favorable market dynamics, and the strongest balance sheet in our history. Our record cash position provides us with significant flexibility to accelerate our technology roadmap and provide capital for growth.”

Mr. Whelan concluded, “The combined backlog of our Test and Measurement and Radio, Baseband, Software segments increased 30%, to $9.2 million at December 31, 2021 which gives us optimism to believe we are well positioned for continued sales growth in 2022. We also expect our gross margin in 2022 to benefit from a higher mix of software and test and measurement revenue. We are closely monitoring our global markets and continue to navigate supply chain challenges along with uncertainties arising from the conflict in Ukraine. Recently imposed sanctions have caused us to suspend delivery of only one backlog project in the amount of $350,000 and we continue to monitor our outlook. We look forward to continuing the refresh of our strategic plans.”

Full Year 2021 Operating Results:

●	Net revenues increased 18.0% from the prior year driven primarily by increases in our T&M and RBS revenues, representing the recovery in our markets from the COVID-19 pandemic, new product introductions, and increased demand for our software, services, and digital signal processing cards.
●	Gross profit margin increased from 50.2% to 50.9% primarily due to our T&M product group.
●	Excluding Microlab, backlog increased $2.1 million, to $9.2 million, a 30% year-over-year increase.
●	Operating expenses were $25.2 million in 2021 compared to $29.1 million in 2020 reflecting decreases in goodwill impairment and contingent consideration charges in 2021.
●	GAAP net income was $1.5 million compared to a net loss of $8.1 million in the prior year due to higher gross profit and lower impairment and contingent consideration charges as compared to the prior year. In addition, 2021 benefited from the gain recognized on extinguishment of the PPP loan which was partially offset by higher interest expense and a lower tax benefit.
●	Adjusted EBITDA was $3.7 million compared to $1.8 million in the prior year. Non-GAAP adjusted EBITDA is a metric the Company uses to measure our core operations. A reconciliation of non-GAAP adjusted EBITDA to GAAP net income is provided later in this press release.

Cash Flow and Balance Sheet

●	Cash provided from operations of $4.6 million
●	Subsequent Events:
	◌	On March 1, 2022, the Company received $23.9 million in cash at close of the sale of Microlab to RF Industries Ltd.
	◌	Repaid and terminated both the Muzinich term loan and the Bank of America credit facility, and added approximately $18.0 million net proceeds in cash to the balance sheet.

Conference Call

As previously announced, Wireless Telecom Group Inc. will host a conference call on March 17, 2022 at 8:30 a.m. ET in which management will discuss fourth quarter and year end 2021 results and related matters. To participate in the conference call, dial 800-346-7359 or 973-528-0008. The conference identification number is 501420. The call will also be webcast over the internet at the following URL:

https://www.webcaster4.com/Webcast/Page/1690/44859

A replay will be made available on the Wireless Telecom website following the conference call.

Investor Contact

Andrew M. Berger

Managing Director

SM Berger & Company

Tel: (216) 464-6400

andrew@smberger.com

Contact

Michael Kandell

25 Eastmans Road

Parsippany, NJ 07054

Tel: (973) 386-9696

Fax: (973) 386-9191

www.wirelesstelecomgroup.com

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

The Company defines EBITDA as its net earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is EBITDA excluding our stock compensation expense, restructuring charges, acquisition expenses, integration expenses, unrealized and realized foreign exchange gains and losses, purchase accounting adjustments, non-recurring legal fees associated with the Harris arbitration, goodwill and indefinite lived intangible asset impairment charges, (gain)/loss on change in fair value of contingent consideration, gain on extinguishment of our PPP loan and other non-recurring costs. A reconciliation of net income/(loss) to non-GAAP Adjusted EBITDA is included as an attachment to this press release.

The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. The Company does not provide a forward-looking reconciliation of expected Adjusted EBITDA margin because the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

GAAP operating expenses (“GAAP opex”) includes research and development expenses, sales and marketing expenses, general and administrative expenses, non-cash goodwill and indefinite lived intangible asset impairment charges and (gain)/loss on change in fair value of contingent consideration. The Company defines non-GAAP Operating Expenses (“Non-GAAP Opex”) as GAAP opex excluding stock compensation expense, restructuring charges, acquisition expenses, integration expenses, depreciation and amortization expense, non-recurring legal fees associated with the Harris arbitration, non-cash goodwill and indefinite lived intangible asset impairment charges, (gain)/loss on change in fair value of contingent consideration and other non-recurring costs and expenses.

The Company views Adjusted EBITDA, Adjusted EBITDA margin and Non-GAAP Opex as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe Adjusted EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash and non-recurring items, including items which do not directly correlate to our business operations.

The Company believes that Adjusted EBITDA and Non GAAP Opex metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management’s entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements include, among others, our belief that we are well positioned for continued sales growth in 2022 and our expectation that our gross margin in 2022 will benefit from a higher mix of software revenue and higher T&M revenue mix. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including, among others, the ongoing impact that the conflict in Ukraine and related sanctions have had and may continue to have on our business, supply chain, transportation costs, and our backlog; the impact that the evolving COVID-19 pandemic has had and may continue to have on our supply chain, human capital and the general economy in the future; the potential impact of inflation on our business and the economy in general, our dependency on capital spending on data and communication networks by our customers and end users; our dependency on the deployment of 4G LTE and 5G NR private networks and related services to grow our business; the impact of the loss of any significant customers; the ability of our management to successfully implement our evolving business plan; the impact of competitive products and pricing; our abilities to protect our intellectual property rights and our ability to manage risks related to our information technology and cyber security as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, as except as required by law.

About Wireless Telecom Group, Inc.

Wireless Telecom Group, Inc., comprised of Boonton, CommAgility, Holzworth, and Noisecom, is a global designer and manufacturer of advanced RF and microwave components, modules, systems, and instruments. Serving the wireless, telecommunication, satellite, military, aerospace, and semiconductor industries, Wireless Telecom Group products enable innovation across existing and emerging wireless technologies. With a product portfolio including peak power meters, signal generators, phase noise analyzers, signal processing modules, LTE PHY/stack software, noise sources, and programmable noise generators, Wireless Telecom Group supports the development, testing, and deployment of wireless technologies around the globe. Wireless Telecom Group, Inc.’s website address is wirelesstelecomgroup.com.

Wireless Telecom Group Inc.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(In thousands, except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31		December 31
	2021	2020	2021	2020
Net revenues	$13,077	$10,343	$49,245	$41,748

Cost of revenues	6,609	5,125	24,158	20,781

Gross profit	6,468	5,218	25,087	20,967

Operating expenses
Research and development	1,270	1,309	5,550	6,389
Sales and marketing	1,904	1,844	7,169	6,955
General and administrative	3,401	2,586	11,869	9,907
Goodwill/intangibles impairment	258	4,742	258	4,742
Loss on change in fair value of contingent consideration	(614)	1,073	386	1,073
Total operating expenses	6,219	11,554	25,232	29,066

Operating income/(loss)	249	(6,336)	(145)	(8,099)

PPP Loan Forgiveness	-	-	2,045	-
Other income/(expense)	43	(66)	70	187
Interest expense	(196)	(258)	(1,143)	(985)

Gain/(Loss) before taxes	96	(6,660)	827	(8,897)

Tax provision/(benefit)	(288)	(1,162)	(673)	(809)

Net income/(loss)	$384	$(5,498)	$1,500	$(8,088)

Other comprehensive income/(loss):
Foreign currency translation adjustments	(6)	595	(70)	190
Comprehensive Income/(Loss)	$378	$(4,903)	$1,430	$(7,898)

Income/(Loss) per share:
Basic	$0.02	$(0.25)	$0.07	$(0.37)
Diluted	$0.02	$(0.25)	$0.06	$(0.37)

Weighted average shares outstanding:
Basic	22,494	21,734	22,050	21,657
Diluted	24,858	21,734	24,297	21,657

CONSOLIDATED BALANCE SHEET

(In thousands, except number of shares and par value)

	December 31 2021	December 31 2020
CURRENT ASSETS
Cash & cash equivalents	$4,472	$4,910
Accounts receivable - net of reserves of $221 and $143, respectively	5,290	5,520
Inventories - net of reserves of $909 and $1,129, respectively	9,074	8,796
Prepaid expenses and other current assets	1,689	2,172

TOTAL CURRENT ASSETS	20,525	21,398

PROPERTY PLANT AND EQUIPMENT - NET	1,532	1,824

OTHER ASSETS
Goodwill	11,459	11,512
Acquired intangible assets, net	3,661	5,242
Deferred income taxes, net	5,580	5,701
Right of use assets	1,146	1,680
Other Assets	448	561

TOTAL OTHER ASSETS	22,294	24,696

TOTAL ASSETS	$44,351	$47,918

CURRENT LIABILITIES
Short term debt	$126	$512
Accounts payable	2,264	1,546
Short term leases	585	534
Accrued expenses and other current liabilities	7,858	7,997
Deferred revenue	408	924
TOTAL CURRENT LIABILITIES	11,241	11,513

LONG TERM LIABILITIES
Long term debt	3,595	8,895
Long term leases	615	1,200
Other long term liabilities	52	82
Deferred tax liability	228	377
TOTAL LONG TERM LIABILITIES	4,490	10,554

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred Stock, $.01 par value, 2,000,000 shares authorized, none issued	-	-
Common Stock, $.01 par value, 75,000,000 shares authorized 35,915,636 and 34,888,904 shares issued, 22,666,074 and 21,669,361 shares outstanding	359	349
Additional paid in capital	51,555	50,163
Retained earnings/(deficit)	554	(946)
Treasury stock at cost, 13,249,562 and 13,219,543 shares	(24,619)	(24,556)
Accumulated other comprehensive income	771	841
TOTAL SHAREHOLDERS’ EQUITY	28,620	25,851

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$44,351	$47,918

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Twelve Months
	Ended December 31
	2021	2020
CASH FLOWS PROVIDED/(USED) BY OPERATING ACTIVITIES
Net income/(loss)	$1,500	$(8,088)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,152	2,238
Extinguishment of PPP Loan	(2,045)	-
Goodwill and intangibles impairment	258	4,742
Amortization of debt issuance fees	335	297
Share-based compensation expense	316	474
Deferred rent	(30)	(29)
Deferred income taxes	(26)	178
Provision for doubtful accounts	78	(31)
Inventory reserves	141	157
Changes in assets and liabilities, net of acquisition:	-	-
Accounts receivable	150	1,209
Inventories	(427)	(186)
Prepaid expenses and other assets	976	923
Accounts payable	770	(842)
Deferred Revenue	(515)	819
Accrued expenses and other liabilities	925	1,119
Net cash provided/(used) by operating activities	4,558	2,980

CASH FLOWS PROVIDED/(USED) BY INVESTING ACTIVITIES
Capital expenditures	(524)	(364)
Acquisition of business, net of cash acquired	(200)	(8,246)
Net cash provided/(used) by investing activities	(724)	(8,610)

CASH FLOWS PROVIDED/(USED) BY FINANCING ACTIVITIES
Revolver borrowings/(repayments), net	-	(2,354)
Term loan borrowings	345	8,400
Term loan repayments	(4,212)	(426)
Debt issuance fees	-	(1,327)
Paycheck Protection Program loan	-	2,045
Payment of contingent consideration	(1,052)	-
Proceeds from exercise of stock options	208	16
Tax withholding payments for vested equity awards	(63)	(46)
ATM Shares Sold	563	-
Net cash provided/(used) by financing activities	(4,211)	6,308

Effect of exchange rate changes on cash and cash equivalents	(61)	(13)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(438)	665

Cash and cash equivalents, at beginning of period	4,910	4,245

CASH AND CASH EQUIVALENTS, AT END OF PERIOD	$4,472	$4,910

SUPPLEMENTAL INFORMATION:
Cash paid during the period for interest	$810	$703
Cash paid during the period for income taxes	$187	$65

NET REVENUE AND GROSS PROFIT BY PRODUCT GROUP

(In thousands)

	Three months ended December 31
	Revenue		% of Revenue		Change
	2021	2020	2021	2020	Amount	Pct.
RF components	$4,937	$3,112	37.8%	30.1%	$1,825	58.6%
Test and measurement	5,897	6,537	45.1%	63.2%	(640)	-9.8%
Radio, baseband, software	2,243	694	17.2%	6.7%	1,549	223.2%
Total net revenues	$13,077	$10,343	100.0%	100.0%	$2,734	26.4%

	Three months ended December 31
	Gross Profit		Gross Profit %		Change
	2021	2020	2021	2020	Amount	Pct.
RF components	$2,152	$1,120	43.6%	36.0%	$1,032	92.1%
Test and measurement	3,275	3,896	55.5%	59.6%	(621)	-15.9%
Radio, baseband, software	1,041	202	46.4%	29.1%	839	415.3%
Total gross profit	$6,468	$5,218	49.5%	50.4%	$1,250	24.0%

	Twelve months ended December 31
	Revenue		% of Revenue		Change
	2021	2020	2021	2020	Amount	Pct.
RF components	$17,756	$17,667	36.1%	42.3%	$89	0.5%
Test and measurement	22,676	20,551	46.0%	49.2%	2,125	10.3%
Radio, baseband, software	8,813	3,530	17.9%	8.5%	5,283	149.7%
Total net revenues	$49,245	$41,748	100.0%	100.0%	$7,497	18.0%

	Twelve months ended December 31
	Gross Profit		Gross Profit %		Change
	2021	2020	2021	2020	Amount	Pct.
RF components	$7,497	$7,695	42.2%	43.6%	$(198)	-2.6%
Test and measurement	12,965	11,347	57.2%	55.2%	1,618	14.3%
Radio, baseband, software	4,625	1,925	52.5%	54.5%	2,700	140.3%
Total gross profit	$25,087	$20,967	50.9%	50.2%	$4,120	19.6%

RECONCILIATION OF NET INCOME TO NON-GAAP EBITDA AND NON-GAAP ADJUSTED EBITDA

(In thousands, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2021	2020	2021	2020
GAAP Net Income/(Loss), as reported	$384	$(5,498)	$1,500	$(8,088)
Tax Provision/(Benefit)	(288)	(1,162)	(673)	(809)
Depreciation and Amortization Expense	548	607	2,152	2,238
Interest Expense	196	241	1,143	968
Non-GAAP EBITDA	840	(5,812)	4,122	(5,691)
Stock Compensation	14	114	316	474
Merger and Acquisition/Integration	539	-	653	243
Restructuring Costs	-	3	36	122
Inventory Impairment Recovery	-	-	-	(32)
US GAAP Purchase Accounting	-	116	-	664
Change in Fair Value of Contingent Consideration	(614)	1,073	386	1,073
FX (Gain)/Loss	6	75	(13)	(64)
Intangible/Goodwill Impairment	258	4,742	258	4,742
PPP Loan Forgiveness	-	-	(2,045)	-
Deferred S-3 Costs	-	255	-	255
Non Recurring Arbitration Legal Costs	-	37	4	23
Non-GAAP Adjusted EBITDA	$1,043	$603	$3,717	$1,809

RECONCILIATION OF OPEX TO NON-GAAP OPEX

(In thousands, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2021	2020	2021	2020
GAAP Opex	$6,219	$11,554	$25,232	$29,066
Stock Compensation	(14)	(114)	(316)	(474)
Merger and Acquisition/Integration	(539)	-	(653)	(243)
Restructuring Costs	-	(3)	(36)	(122)
US GAAP Purchase Accounting	-	(116)	-	(216)
Depreciation & Amortization (ex. COGS)	(455)	(447)	(1,809)	(1,803)
Change in Fair Value of Contingent Consideration	614	(1,073)	(386)	(1,073)
Intangible/Goodwill Impairment	(258)	(4,742)	(258)	(4,742)
Deferred S-3 Costs	-	(255)	-	(255)
Non Recurring Arbitration Legal Costs	-	(37)	(4)	(23)
Non GAAP Opex	$5,567	$4,767	$21,770	$20,115